Exhibit 99.1

IMAGE ENTERTAINMENT SIGNS EXCLUSIVE DISTRIBUTION SERVICES AGREEMENT WITH SONOPRESS

Deal Expands Image’s Distribution Capacity and Reduces Operating Expenses

Company’s Las Vegas Distribution Center to Close

CHATSWORTH, Calif.—April 4, 2007—Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today announced it has entered into an exclusive distribution services agreement with Sonopress LLC, a member of the arvato storage media group of companies and Image’s exclusive DVD replicator and primary CD replicator.

The agreement will enhance and expand Image’s distribution capabilities while reducing operating expenses and freight costs. As Image executes its plan to increase the video distribution of feature films, the highly automated, 535,000 square foot Sonopress facility, located in Pleasant Prairie, Wisconsin, provides a scalable model which will handle increased volume seamlessly without the need for capital investment by Image. Image’s Las Vegas distribution center will be closed once the transfer of product and systems integration are complete.

The expanding relationship follows the February 15, 2007, announcement of Sonopress’ purchase of Deluxe Media’s former Pleasant Prairie, Wisconsin distribution facility and comprehensive transportation management division. The centrally located, full service, state of the art distribution facility should reduce the time between manufacturing order and retail delivery, and provide enhanced promotional (i.e. display building) and value added (i.e. price labeling) services for both standard and Vendor Managed Inventory (VMI) shipments. The transportation management division will handle all freight logistics, and should improve delivery times and reduce carrier costs.

Image’s VMI, sales order, purchasing, inventory control and financial systems will be integrated with Sonopress’ warehouse management and logistics systems prior to the transfer of distribution services. The integration and transfer of product from Las Vegas to Pleasant Prairie should be completed by September 30, 2007.

“Having Sonopress provide distribution services in addition to the replication of our product is a critical step in Image’s strategy to increase customer service levels, expand operational capabilities, eliminate limitations on growth and reduce costs,” commented David Borshell, Image’s Chief Operating Officer. “The further integration of Sonopress into our supply chain process — from replication to retail store delivery — will take Image’s distribution offerings to new and higher levels.”

Joe Mann-Stadt, CEO of Sonopress LLC, stated, “We are very excited by the signing of this exclusive distribution services agreement with Image and the growth potential that it offers to both companies. Our Pleasant Prairie acquisition, which was completed April 2, offers us and Image the capability of managing and overseeing the entire supply chain process from production to delivery to stores, with the same reliability, quality, and security that have been primary strengths of Sonopress from our inception.”

The pending closure of the Company’s Las Vegas distribution center and transition to Sonopress for distribution services is expected to realize annual net cost savings. These cost savings should be in the form of facility lease, labor, freight and other distribution expense savings, net of Sonopress’ service fees and freight costs. The Company will seek to sublease the remaining approximately 67 month term of its distribution center operating lease, and will allow its vacant land lease, which provides an option to expand the current distribution facility, to expire on its own terms in November 2007. Because the Company believes its existing distribution center lease is at below market rates, the Company anticipates it will be able to enter into a sublease for the space with sufficient income to at least equal its monthly lease costs. There can be no assurance, however, that the Company will be able do so. The transition to Sonopress will generate expected net cost savings in excess of $2 million annually, based on current business volumes and assuming the successful sublease of the distribution center.

About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

About Sonopress:
Sonopress LLC, an arvato company, is one of the world’s leading manufacturers of data and information carriers. Sonopress, which started out in 1958 as a pressing plant for vinyl records, now has expertise in all standard digital data carriers (DVD Video, DVD Audio, SACD, CD Audio, CD-ROM, DVD music, DualDisc and DVD plus) and is a one-stop shop offering a full range of services, including pre-mastering, optical mastering and replication, packaging, warehousing and distribution. Sonopress produces more than six million data carriers worldwide every day for a renowned international clientele. Sonopress has a network of over 4,000 employees worldwide, whose primary concern is customer satisfaction.

Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. In addition, we may not be able to complete the proposed transaction on the proposed terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Image Entertainment and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict.
Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Legal Information:
In connection with the transaction announced on March 29, 2007, to sell Image Entertainment, Inc. for $4.40 in cash per share to BTP Acquisition Company, LLC, an investor group led by David Bergstein, Image will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Dennis Hohn Cho, Corporate Secretary, telephone: (818) 407-9100.

Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

CONTACT:

Image Entertainment Contact:
Rick Eiberg, 818-407-9100 ext. 259
reiberg@image-entertainment.com